EXHIBIT B

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “Agreement”) is made as of          April 21     , 2014, by and among Diane Recanati (“Diane”), Oudi Recanati (“Oudi”), Leon Recanati (“Leon”), Yudith Yovel Recanati (“Yudith”), Ariel Recanati (“Ariel”), Leon (Lenny) Recanati (“Lenny”), David Recanati (“David”), Grantchester, LLC, the Diane Recanati Trust, the Eagle Corporation, Gandyr Nadlan Ltd., the SEAVIEW Trust (the “SEAVIEW Trust”) and the Starec Trust (the “Starec Trust”, as successor to the Michael Recanati Trust, and collectively with Diane, Oudi, Leon, Yudith, Ariel, Lenny, David and the Seaview Trust, the “Recanati Family Stockholders”).

RECITALS:

WHEREAS, Diane, Oudi, Leon, Yudith, Ariel, Lenny, David, the SEAVIEW Trust and the Starec Trust are parties to that certain Amended and Restated Stockholders Agreement, dated as of April 16, 2003 (as supplemented by the Amended and Restated Supplemental Stockholders Agreement, dated as of the same date, and as further amended by the First Amendment to the Amended and Restated Stockholders Agreement, dated as of December 18, 2003, the “First Stockholders Agreement”);

WHEREAS, Diane, Oudi and the Starec Trust (the “Lifetime OSG Stockholders”) are parties to that certain Stockholders Agreement, dated as of September 10, 2003 (the “Second Stockholders Agreement”, and together with the First Stockholders Agreement, the “Stockholders Agreements”);

WHEREAS, all of the Recanati Family Stockholders desire to terminate the First Stockholders Agreement;

WHEREAS, all of the Lifetime OSG Stockholders desire to terminate the Second Stockholders Agreement; and

NOW THEREFORE, in consideration of the foregoing recitals, and in consideration of the covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, the Recanati Family Stockholders hereby agree as follows:

1.           Definitions.  Capitalized terms not otherwise defined herein shall have their meanings as defined in the First Stockholders Agreement.

2.           Amendment to Section 5(a) of First Stockholders Agreement.  Pursuant to Section 5(l) of the First Stockholders Agreement, the Majority has voted to amend and restate Section 5(a) as follows:

“5(a) Termination. This Agreement shall terminate on the earliest of (i) the Sale of all of the Shares under Paragraph 3 above, (ii) the twentieth anniversary of the date of this Agreement, and (iii) the due execution of a written instrument by the Majority to terminate this Agreement.”

3.           Termination of the First Stockholders Agreement.  Pursuant to Section 5(a)(iii) of the First Stockholders Agreement, the First Stockholders Agreement is hereby terminated as of the date hereof.

4.           Termination of the Second Stockholders Agreement.  The Second Stockholders Agreement is hereby terminated as of the date hereof.

5.           Binding Effect, Benefits.  This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

6.           Entire Agreement.  This Agreement contains the complete agreement between the parties hereto with respect to the matters reflected herein and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

7.           Counterparts.  This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same instrument.  Any counterpart may be executed by facsimile or electronic pdf signature and such facsimile or electronic pdf signature shall be deemed an original.

8.           Governing Law.  This Termination Agreement and any claim or controversy hereunder shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflict of laws thereof.

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IN WITNESS WHEREOF, the parties hereto have each executed this Termination and Release Agreement as of the date first above written.

/s/ Diane Recanati
Diane Recanati

/s/ Oudi Recanati
Oudi Recanati

/s/ Leon Recanati
Leon Recanati

/s/ Yudith Yovel Recanati
Yudith Yovel Recanati

/s/ Ariel Recanati
Ariel Recanati

/s/ Leon (Lenny) Recanati
Leon (Lenny) Recanati

/s/ David Recanati
David Recanati

[Signature page to Termination Agreement for Stockholders Agreements]

GRANTCHESTER LLC

By:	/s/ Diane Recanati
Name: Diane Recanati
Title: Manager

DIANE RECANATI TRUST

By:	/s/ Diane Recanati
Name: Diane Recanati
Title: Trustee

EAGLE CORPORATION

By:	/s/ Oudi Recanati
Name: Oudi Recanati
Title: Manager

GANDYR NADLAN LTD.

By:	/s/ Yudith Yovel Recanati
Name: Yudith Yovel Recanati
Title: Chairperson

SEAVIEW TRUST

By:	/s/ Ariel Recanati
Name: Ariel Recanati
Title: Trustee

STAREC TRUST

By:	/s/ Michele Kahn
Name: Michele Kahn
Title: IndependentTrustee

[Signature page to Termination Agreement for Stockholders Agreements]